UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2016

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15281	76-0233274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 28, 2016, at the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Repros Therapeutics Inc. (the “Company”), the stockholders of the Company voted on (1) the election of six directors, each to serve until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified, (2) the ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2016 and (3) an advisory vote to approve, on an advisory basis, the compensation of the Company’s named executive officers. The voting results on these proposals were as follows:

Proposal 1.	Election of six directors to hold office until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes

Joseph S. Podolski	6,885,289	119,319	11,566,223
Daniel F. Cain	6,914,426	90,182	11,566,223
Patrick Fourteau	6,915,485	89,123	11,566,223
Nola E. Masterson	6,913,106	91,502	11,566,223
Saira Ramasastry	6,913,016	91,592	11,566,223
Michael G. Wyllie, Ph.D., DSC	6,394,681	609,927	11,566,223

Proposal 2.	Ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,999,399	301,151	270,9281	--

Proposal 3.	Approval of an advisory vote to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,625,964	294,065	86,579	11,564,223

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Katherine Anderson
Katherine Anderson
CFO

Dated: July 1, 2016

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